                PROXY CARD OPPENHEIMER CALIFORNIA MUNICIPAL FUND

    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2002

The  undersigned,  revoking prior proxies,  hereby appoints  Robert Zack,  Brian
Wixted,Katherine  Feld,  Denis Molleur and Kathleen  Ives,  and each of them, as
attorneys-in-fact   and  proxies  of  the   undersigned,   with  full  power  of
substitution,  to vote shares held in the name of the  undersigned on the record date at the Special Meeting of Shareholders of Oppenheimer  California Municipal
Fund (the  "Fund") to be held at 6803 South  Tucson  Way,  Englewood,  Colorado,
80112,  on August 5, 2002,  at 1:00 P. M. Mountain  time, or at any  adjournment thereof,  upon the proposals described in the Notice of Meeting and accompanying
Proxy Statement, which have been received by the undersigned.

This proxy is  solicited  on behalf of the  Fund's  Board of  Trustees,  and all proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated on the reverse side or "FOR" a proposal if no choice is indicated. The proxy will be voted in  accordance  with the proxy  holders' best judgment as to any other matters.

                                         VOTE VIA THE TELEPHONE:  1-800-597-7836
                                           CONTROL NUMBER:  999  9999  9999  999

PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN
THE ENCLOSED ENVELOPE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:            FOR       AGAINST     FOR  ALL
                                                                                           ALL        ALL        EXCEPT
1.       To elect a Board of Trustees:                                                                                 1.

01 Leon Levy                    02 Donald W. Spiro              03 John V. Murphy
04 Robert G. Galli              05 Phillop A. Griffiths         06 Benjamin Lipstein
07 Elizabeth B. Moynihan        08 Kenneth A. Randall           09 Edward V. Regan
10 Russel S. Reynolds, Jr.      11 Clayton K. Yeutter

If you do not wish your shares voted "FOR" a particular  nominee,  mark the "For
All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2. To approve the elimination or amendment of certain fundamental investment policies of the Fund:   FOR   AGAINST  ABSTAIN

A. Purchasing Securities on Margin                                                                                   2.A
B. Making Short Sales                                                                                                2.B
C. Purchasing Real Estate                                                                                            2.C
D. Purchasing Securities of Issuers in which Officers or Trustees have an Interest                                   2.D
E. Industry Concentration                                                                                            2.E
F. Investing in Other Investment Companies                                                                           2.F
G. Borrowing                                                                                                         2.G
H. Pledging, Morgaging and Hypothecating of Assets                                                                   2.H
I. Lending                                                                                                           2.I

3. TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND RESTATED DECLARATION OF TRUST.                                  3.